Exhibit 23.3

Larry O’Donnell, CPA, P.C.

Telephone
(303) 745-4545

2280 South Xanadu Way
Suite 370
Aurora, Colorado 80014

CONSENT OF INDEPENDENT ACCOUNTANTS

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated January 26, 2000 (except note 3 which is dated March 24, 2000), relating to the financial statements of Storage Area Networks as of November 30, 1999 which appears in the SAN Holdings, Inc. Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2000.

/s/ Larry O’Donnell, CPA, P.C.
Larry O’Donnell, CPA, P.C.
January 30, 2000